EXHIBIT-23.3



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement on Form S-3 being filed under the Securities Act of 1933 by Associated Automotive Group Incorporated of our reports dated January 14, 2002, relating to our audits of the consolidated financial statements of C&K Auto Imports, Inc., as of December 31, 1999 and December 31, 2000 incorporated by reference in the registration statement on Form S-3.

/s/ GOLF & WROBLESKI CPA'S, LLP
GOLF & WROBLESKI CPA'S, LLP
Certified Public Accountants

New York, New York
March 27, 2002